UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 20, 2014

PAYMEON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1040 Seminole Drive, #763, Fort Lauderdale, Florida  33304

(Address of principal executive offices) (Zip Code)

1-800-991-4534

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01

REGULATION FD DISCLOSURE

On November 20, 2014 Paymeon, Inc. (the “Company”) issued a press release announcing the execution of the letter of intent with Prodeco Technologies, LLC. A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01

OTHER EVENTS

On November 20, 2014 the Company entered into a nonbinding letter of intent with Prodeco Technologies, LLC (“Prodeco”), a manufacturer of electric bicycles, located in Fort Lauderdale, Florida, for the acquisition of Prodeco in a stock for membership interest transaction. For the year ended December 31, 2013, on an unaudited basis, Prodeco operated at a loss, with gross sales of approximately 5.0 million. The Company, currently a minority interest holder in Prodeco, will issue approximately 53.4 million shares of common stock in exchange for the remaining 80.6% interest of Prodeco. Simultaneously with the closing of the transaction, all of the Company’s currently outstanding convertible debt will be converted to approximately 5.3 million shares of the Company’s common stock. In addition, the Company may also assume certain of Prodeco’s outstanding debt, subject to mutually agreeable terms and conditions.

The closing of the transaction is subject to a number of conditions precedent, including, but not limited to: (1) the satisfactory completion of due diligence on each company by the other company, (2) the execution of a binding acquisition agreement by the parties, and (3) requisite approval of the transaction by the members of Prodeco.

We expect to promptly begin the due diligence process and our target closing date for the transaction, assuming the satisfaction of the conditions precedent to closing, is within the next 90 to 120 days. However, as a result of the number of conditions precedent to close, investors should not place undue reliance on the execution of the letter of intent and there are no assurances that this transaction will ultimately be consummated.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMEON, INC.

/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer
November 26, 2014